Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of The Pep Boys - Manny, Moe & Jack (the “Company”) for the quarterly period ending July 28, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I, Sanjay Sood, Vice President — Controller and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 6, 2012	by:	/s/ Sanjay Sood
Sanjay Sood
Vice President — Controller and Chief Accounting Officer
(Principal Financial Officer)